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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36374, 333-31026, 333-90091, 333-77961,
333-46691 and 333-28277) and on Form S-3 (No. 333-35366) of Puma Technology,
Inc. of our report dated August 21, 2000, except as to Note 15, which is as of October 9, 2000, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our report dated August 21, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
October 27, 2000


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